                                                                     EXHIBIT 3.1
                                                                     -----------
                          SECOND AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                          PROTON ENERGY SYSTEMS, INC.

     Proton Energy Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 16, 1996, which original certificate was later (i) amended and restated by the Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on May 9, 1997; (ii) amended by the Certificate of Amendment of Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on December 5, 1997;
(iii) amended by the Certificate of Amendment of Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on August 26, 1998; (iv) amended by the Certificate of Amendment of Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on December 22, 1998; (v) amended by the Certificate of Amendment of Certificate of Incorporation, as filed on May 11, 1999; and (vi) amended by the Certificate of Amendment of Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 10, 2000.

     2. At a duly called meeting of the Board of Directors of the Corporation at which a quorum was present at all times, a resolution was duly adopted, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth an Amended and Restated Certificate of Incorporation of the Corporation and declaring said Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Amended and Restated Certificate of Incorporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:

RESOLVED:   That the Amended and Restated Certificate of Incorporation of the
--------
            Corporation, as amended to date, be and hereby is further amended and restated in its entirety so that the same shall read as follows:

     FIRST.  The name of the Corporation is:

              Proton Energy Systems, Inc.

     SECOND.   The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 129,108,511 shares, consisting of
(i) 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 29,108,511 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), 2,908,511 shares of which are designated "Series A Convertible Preferred Stock" ("Series A Preferred"), 2,500,000 shares of which
                               ------------------
are designated "Series A-1 Convertible Preferred Stock" ("Series A-1
                                                          ----------
Preferred"), 2,200,000 shares of which are designated "Series B Convertible
---------
Preferred Stock" ("Series B Preferred"), 1,500,000 shares of which are
                   ------------------
designated "Series B-1 Convertible Preferred Stock" ("Series B-1 Preferred") and
                                                      --------------------
15,000,000 shares of which are designated "Series C Convertible Preferred Stock" ("Series C Preferred").
  ------------------

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.  COMMON STOCK.
    ------------

     1.  General.  The voting, dividend and liquidation rights of the holders of
         -------
the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2.  Voting.  The holders of the Common Stock are entitled to one vote for
         ------
each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     3.  Dividends.  Dividends may be declared and paid on the Common Stock from
         ---------
funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4.  Liquidation.  Upon the dissolution or liquidation of the Corporation,
         -----------
whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.    PREFERRED STOCK.
      ---------------

  1.  Issuance.
      --------

      (a) Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

      (b) Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the laws of Delaware. Except as provided herein or to the extent class or series voting is otherwise required by law or agreement, without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided herein or to the extent class or series voting is otherwise required by law or agreement, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

  2.  Dividends.
      ---------

      (a) The holders of shares of Preferred Stock shall be entitled to receive, prior to any declaration or payment of any cash dividend on any other shares of capital stock of the Corporation, non-cumulative dividends at the rate of 8% of the Liquidation Preference (as hereinafter defined) per annum of each such share of Preferred Stock held by them, and no more, payable annually, subject to declaration by the Board of Directors of the Corporation, on such date as shall be fixed by the Board of Directors of the Corporation. The right to dividends on Preferred Stock shall be non-cumulative, so that the holders of Preferred Stock shall not be entitled to receive annual dividends for any fiscal year in which the annual net income of the Corporation (as defined below) for such year, or the funds of the Corporation legally available therefor, are not at least equal to the aggregate amount required to pay in full annual dividends at such rate for such year on all shares of Preferred Stock then outstanding.

    The term "annual net income" as used herein shall mean the net income of the Corporation and all of its subsidiaries computed in accordance with generally accepted accounting principles, excluding any proceeds of insurance on the life of any individual and any gains (less any income or profits taxes payable by reason of such gains) or losses arising from any sale of any major unit of property of the Corporation or any subsidiary, all after deduction of all charges of proper character, including, without limitation, operating and non-operating expenses, interest, amortization, allowances for depreciation and all Federal, state, foreign and local income and other taxes.

     (b) The Corporation shall not declare or pay any dividends or any other distributions of property, assets or instruments of indebtedness on shares of Common Stock, other than dividends payable solely in cash or in shares of Common Stock, without the prior written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

 3.  Liquidation, Dissolution or Winding Up.
     ---------------------------------------

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Preferred Stock outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment shall be made to the holders of the Common Stock or any class or series of stock ranking on liquidation junior to the Preferred Stock by reason of their ownership thereof, an amount equal to the greater of (i) such holder's "Liquidation Preference" (as hereinafter defined)(subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus an amount equal to eight percent (8%) of the Liquidation Preference per annum (compounded annually) for each year in which and to the extent which dividends at the rate set forth in Subsection 2(a) above are not declared and paid upon Preferred Stock, or (ii) the amount that would have been payable to such holder pursuant to Subsection 3(b) below if immediately prior to such distribution all shares of Preferred Stock had been converted to Common Stock at the then effective conversion rate pursuant to Section 5 below. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, then all of the assets of the Corporation available for distribution to the holders of Preferred Stock shall be distributed ratably among such holders in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Liquidation Preference for the Series A Preferred is $1.00, the Liquidation Preference for the Series A-1 Preferred is $1.10, the Liquidation Preference for the Series B Preferred and Series B-1 Preferred is $2.00 and the Liquidation Preference for the Series C Preferred is $3.50.

     (b) Upon completion of the distribution required by Subsection 3(a) above, if assets remain in the Corporation, the holders of Common Stock of the Corporation shall receive all of such remaining assets pro rata in proportion to the number of outstanding shares of Common Stock owned by each such holder.

     (c) Any transaction by the Corporation (including, without limitation, any reorganization, merger, consolidation or the sale of all or substantially all assets of the

Corporation) which results in the Corporation's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity following such transaction shall, if elected by the holders of at least 66 2/3% of the Preferred Stock, be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3. The amount deemed distributed to the holders of Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

 4. Voting.
    ------

    (a) Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of shareholders of the Corporation (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as provided by law or by the provisions hereof, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

    (b) The number of directors which shall constitute the entire Board of Directors of the Corporation shall be eight. The holders of record of a majority of the shares of Preferred Stock, exclusively and as a separate class, shall be entitled to elect four directors of the Corporation. One of the persons to be elected exclusively by the holders of Preferred Stock shall be a designee of UVCC Fund II and Utech Climate Challenge Fund, L.P. (the "Funds")
                                                                      -----
so long as the Funds hold in the aggregate at least 25% of the total number of shares of Series A Preferred then issued and outstanding, another of such persons shall be a designee of Minnesota Power ("MP") so long as MP holds at
                                                 --
least 50% of the total number of shares of Series B Preferred originally issued to it and another of such persons shall be a designee of The Beacon Group Energy Investment Fund II, LP ("Beacon") so long as Beacon holds at least 50% of the
                         ------
total number of Funds shall be Chairman of the Board of Directors of the Corporation. The holders of record of a majority of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation, one of whom shall be the Chief Executive Officer of the Corporation. The remaining two directors (the "Outside Directors") shall be persons elected both by the holders of a majority of the shares of Preferred Stock, voting separately as a class, and by the holders of a majority of the shares of Common Stock, voting separately as a class. Subject to the rights of the Funds, MP and Beacon to designate directors as provided above, a vacancy in any directorship filled exclusively by the holders of Preferred Stock shall be filled solely by the vote or written consent of the holders of a majority of the Preferred Stock, voting separately as a class, and no holder of Common Stock, in its capacity as such, shall vote to remove any director elected exclusively by the holders of Preferred Stock. A vacancy in any directorship filled solely by the holders of Common Stock shall be filled solely by the vote or written consent in lieu of a meeting of the holders of a majority of the shares of Common Stock, voting separately as a class, and no holder of Preferred Stock, in its capacity as such, shall vote to remove any director elected exclusively by the holders of Common Stock. A vacancy in an Outside Director position shall be filled only by vote or written consent in lieu of a meeting of both the holders of at least a majority of the shares of Preferred Stock, voting separately as a class, and the holders of a majority of the shares of Common Stock, voting separately as a class. Until a vacancy in any Outside Director position is filled, the affairs of the Corporation shall be conducted by the remaining directors then in office. Any of the Funds, MP or Beacon may waive its right to designate a director hereunder by signing a written waiver to that effect.


     (c) Notwithstanding the provisions of paragraph (a) above, a Regulated Holder shall not have the right to vote (whether in person, or proxy, by execution of a written consent or otherwise) on any matter presented to it for that portion of such Regulated Holder's voting rights that would cause such Regulated Holder to have a vote that exceeds 4.99% of the entire class vote being taken in respect of any matter to be approved, solely to the extent that the Regulated Holder has notified the Company. Notwithstanding the foregoing, a Regulated Holder may elect not to be governed by this section with regard to limitations on such Regulated Holder's right to vote by providing written notice to the Company stating that, as a result of a change in law or regulation applicable to the Regulated Holder, the Regulated Holder is no longer prohibited from acquiring or controlling more than 4.99% of any class of voting securities held by all of the holders of such voting securities, in which case the amount of the interests held by the Regulated Holder, specified in such notice (if any) to be subject to this section or other provisions of this Agreement with regard to limitations on such Regulated Holder's right to vote, shall continue to be non-voting securities. Any such election by such Regulated Holder may be rescinded at any time by written notice to the Company. As used herein (i) "Regulated Holder" means any holder of the Company's securities that is (or
 ----------------
that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y) and (ii) "Regulatory Problem" means any set of facts or circumstances in which
 ------------------
the holder's ownership of securities issued by the Company (i) gives rise to a material violation of law by a Regulated Holder or any of its affiliates, or gives rise to a reasonable belief by a Regulated Holder that such a violation is likely to occur or (ii) gives rise to a limitation in law that will impair materially the ability of a Regulated Holder or any affiliate to conduct its business or gives rise to a reasonable belief by the that such a limitation is likely to arise.

     (d) The Corporation shall not by any means amend, alter or repeal the preferences, special rights or other powers of the holders of Preferred Stock so as to affect adversely such holders without the written consent or affirmative vote of the holders of at least 66 2/3% of the Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

 5.  Optional Conversion.  The holders of Preferred Stock shall have conversion
     -------------------
rights as follows (the "Conversion Rights"):
                        -----------------

     (a)  Right to Convert.  Each share of Preferred Stock shall be convertible,
          ----------------
at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference for such share of Preferred Stock by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of each share of Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be the Liquidation
                         ----------------
Preference for such share of Preferred Stock.

     In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Preferred Stock.

     (b)  Fractional Shares.  No fractional shares of Common Stock shall be
          -----------------
issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

     (c)  Mechanics of Conversion.
          -----------------------

        (i) In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after
       ---------------
     the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

        (ii) The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

        (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared and unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

        (iv) All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights hereunder with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

     (d)  Adjustments to Conversion Price for Diluting Issues:
          ---------------------------------------------------

        (i)  Special Definitions.  For purposes of this Subsection 5(d), the
             -------------------
     following definitions shall apply:

          (A)  "Option" shall mean rights, options or warrants to subscribe
                ------
for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options issued pursuant to a plan specified in Subsection 5(d)(i)(D)(III) below (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

          (B)  "Original Issue Date" shall mean the date on which a share of
                -------------------
Preferred Stock was first issued.

          (C)  "Convertible Securities" shall mean any evidences of
                ----------------------
indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

          (D)  "Additional Shares of Common Stock" shall mean all shares of
                ---------------------------------
Common Stock issued (or, pursuant to Subsection 5(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                    (I) upon conversion of up to 2,908,511 shares of Series A Preferred, up to 2,500,000 shares of Series A-1 Preferred, up to 2,200,000 shares of Series B Preferred, up to 1,500,000 shares of Series B-1 Preferred and up to 15,000,000 shares of Series C Preferred;

                    (II)  as a dividend or distribution on Preferred Stock;

                    (III) to directors, employees or consultants of the
                          Corporation pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other stock plan or agreement, provided, that the number of shares of Common Stock so issued or issuable shall not exceed 5,700,000 (in either case as adjusted for stock splits, stock dividends and other similar recapitalizations affecting such shares); or

                    (IV) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common
                          Stock by the foregoing clauses (I), (II), and (III).

          (ii)  No Adjustment of Conversion Price.  No adjustment in the number
                ---------------------------------
     of shares of Common Stock into which any Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof:
     (a) unless the consideration per share (determined pursuant to Subsection 5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

          (iii) Issue of Securities Deemed Issue of Additional Shares of Common
                ---------------------------------------------------------------
     Stock. If the Corporation at any time or from time to time after the
     -----
     Original Issue Date for any share of Preferred Stock shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (C) No readjustment pursuant to clause (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion

Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

               (D) Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

               (E) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

          (iv) Adjustment of Conversion Price Upon Issuance of Additional
               ----------------------------------------------------------
               Shares of Common Stock.  In the event that the Corporation shall
               ----------------------
     at any time after the Original Issue Date for any share of Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 5(f) or upon a stock split or combination as provided in Subsection 5(e)), for a consideration per share less than the applicable Conversion Price for such Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such Preferred Stock shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for the issue of the Additional Shares of Common Stock (determined pursuant to Subsection 5(d)(v)).

     Notwithstanding the provisions of this Subsection 5(d)(iv), in the event the Corporation makes a Dilutive Issuance (as defined below), the adjustment to the Conversion Price of shares of Preferred Stock provided for in this Subsection 5(d)(iv) as a result of such Dilutive Issuance or any future Dilutive Issuance shall not be made with respect to shares of Preferred Stock held immediately prior thereto by a person or entity (an "Existing Holder") who was
                                                     ---------------
given the opportunity to purchase its Pro Rata Portion (as defined below) of such Dilutive Issuance (whether pursuant to a right of first refusal or otherwise), and who failed to purchase its Pro Rata Portion of such Dilutive Issuance. Each such Existing Holder shall be deemed to have waived (A) the reduction in the Conversion Price of such Existing Holder's shares of Preferred Stock that would have otherwise resulted pursuant to this Subsection 5(d)(iv) from such Dilutive Issuance, and (B) the right to receive, upon conversion of its Preferred Stock pursuant to this Section 5, any additional shares of Common Stock that would have been issuable as a result of such reduction in the Conversion Price; and such waiver shall be binding upon any transferee of the shares of Preferred Stock held by such Existing Holder. "Dilutive Issuance"
                                                          -----------------
shall mean any issuance of Additional Shares of Common Stock that results (or would result, except for this paragraph) in a reduction in the Conversion Price pursuant to this Subsection 5(d)(iv). An Existing Holder's "Pro Rata Portion"
                                                             ----------------
of the Dilutive Issuance shall mean the aggregate number of

Additional Shares of Common Stock which the Board of Directors, subject to satisfaction of applicable preemptive rights or rights of first refusal, determines to issue in such Dilutive Issuance to Existing Holders, multiplied by a fraction, the numerator of which is the number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock of the Corporation then held by such Existing Holder, and the denominator of which is the aggregate number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock of the Corporation then outstanding and held by Existing Holders. For purposes of this paragraph, the portion of a Dilutive Issuance purchased by an Existing Holder of Preferred Stock shall be deemed to include any portion of such Dilutive Issuance purchased by an "affiliate" (as defined in Rule 144 under the Securities Act of 1933, as amended) of such Existing Holder.

          (v)  Determination of Consideration.  For purposes of this Subsection
               ------------------------------
     5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

             (A)  Cash and Property:  Such consideration shall:
                  -----------------

                (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

             (B)  Options and Convertible Securities.  The consideration per
                  ----------------------------------
share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (e)  Adjustment for Stock Splits and Combinations.  If the Corporation
          --------------------------------------------
shall at any time or from time to time after the Original Issue Date for the Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date for the Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (f)  Adjustment for Certain Dividends and Distributions.  In the event the
          --------------------------------------------------
Corporation at any time, or from time to time after the Original Issue Date for Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for such Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for Preferred Stock then in effect by a fraction:

         (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

         (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for such Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

     (g)  Adjustments for Other Dividends and Distributions.  In the event the
          -------------------------------------------------
Corporation at any time or from time to time after the Original Issue Date for Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Preferred Stock.

     (h)  Adjustment for Reclassification, Exchange, or Substitution.  If the
          ----------------------------------------------------------
Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (i)  Adjustment for Merger or Reorganization, etc.  In case of any
          --------------------------------------------
consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 3(c)), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

     (j)  No Impairment.  The Corporation will not, by amendment of its
          -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

     (k)  Certificate as to Adjustments.  Upon the occurrence of each
          -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Preferred Stock.

     (l)  Notice of Record Date.  In the event:
          ---------------------
        (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

        (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

        (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

        (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

          (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

          (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

6.   Mandatory Conversion.
     --------------------

     (a) All shares of Preferred Stock shall automatically convert into shares of Common Stock, at the then effective conversion rate pursuant to Section 5,
(i) upon the closing of the sale of shares of Common Stock, at a price of at least $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a bona fide firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $15,000,000 of gross proceeds to the Corporation (a "Qualified
                                                                 ---------
Offering"), or (ii) upon the authorization of such conversion by the prior
--------
written consent or affirmative vote at a meeting of the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock consenting or voting (as the case may be) as a separate class.

     (b) All holders of record of shares of Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this
Section 6. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Preferred Stock at such holder's address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). On or before the date fixed for conversion, each holder of shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. On the date fixed for conversion, all rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     (c) All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

7.  Redemption.
    ----------
    (a) On December 31, 2003, December 31, 2004 and December 31, 2005, respectively, upon written approval of the holders of at least 662/3% of the outstanding shares of Preferred Stock, and at any time after such respective dates, each holder of Preferred Stock shall have the right to compel the Corporation to redeem 33 1/3%, 50% and 100%, respectively, of the shares of Preferred Stock then held by such holder. The redemption price pursuant to this Subsection 7(a) shall be paid by the Corporation in cash in a per share amount equal to the Liquidation Preference for the shares to be redeemed, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, plus an amount per share equal to eight percent (8%) of the Liquidation Preference per annum for such shares (compounded annually) for each year in which dividends are not declared and paid upon or set aside for the Preferred Stock, as the case may be, as set forth in Subsection 2 above. Notwithstanding the foregoing, the right of a holder of any Preferred Stock to compel the Corporation to repurchase its shares of such Preferred Stock in accordance with this Subsection 7(a) shall terminate in the event the holders of at least 66 2/3% of the outstanding shares of Preferred Stock approve such termination or in the event of a Qualified Offering, as defined in Subsection 6(a) above.

     (b) Notwithstanding the provisions of Subsection 7(a) above, in the event the Board of Directors, stockholders or officers of the Company authorize the Company to take any action which, if taken, would cause the Company or its successor, or any subsidiary of the Company to fail (i) to maintain its principal place of business in Connecticut, (ii) to base a majority of its employees and those of its subsidiaries in Connecticut or (iii) to conduct a majority of its operations and those of its subsidiaries in Connecticut (on a consolidated basis and including manufacturing operations), each holder of Preferred Stock shall have the right, for a period of 120 days after becoming aware thereof, to compel the Corporation to redeem all but not less than all of the shares of Preferred Stock then held by such holder. For purposes of determining whether the Corporation has failed to comply with the provisions of clause (i), (ii) or (iii) of the preceding sentence, the assets, revenues and employees of any business acquired by the Company on an arm's length basis from a non-affiliate of the Company (provided such acquired business had been operating for at least one year prior to the acquisition) shall be excluded and disregarded. In addition, redemption pursuant to this Subsection 7(b) shall not be triggered if the Company ceases to comply with such clauses (i), (ii) or
(iii) by virtue of an acquisition of the Company by any other entity in connection with which each holder of Preferred Stock receives a liquidation distribution with respect to, or cash, securities or other property in exchange for, all of the shares of Preferred Stock held by such holders. The redemption price pursuant to this Subsection 7(b) shall be paid by the Corporation in cash or by bank or certified check in a per share amount equal to the greater of (x) the Liquidation Preference for the shares to be redeemed, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, plus an amount per share equal to a twenty-five percent (25%) annual compounded return on the Liquidation Preference from the date of issuance thereof until the date of such payment (the calculation of such 25% return to be reduced by any dividends theretofore declared and paid upon the Preferred Stock) or (y) the fair market value of the shares to be redeemed as of the date of redemption. Notwithstanding the foregoing, the right of a holder of any Preferred Stock to compel the Corporation to repurchase its shares of such Preferred Stock in accordance with this Subsection 7(b): (i) shall terminate as to any holder of Preferred Stock,
(A) upon the closing of the sale by the Company of its Common Stock pursuant to a bona fide firm commitment underwritten public offering, (B) to the extent such holder's shares of Preferred Stock, or shares of Common Stock issuable upon conversion thereof may be sold under Rule 144(k) under the Securities Act of 1933, as amended, or (C) upon the closing of a private financing by venture capital funds or other institutional investors resulting in gross proceeds to the Company of at least $5,000,000 in which (1) all institutional investors in the Company as of the date of such financing other than such holder participate pro rata with respect to the portion of the $5,000,000 not subscribed for by new investors, (2) such holder is offered the opportunity to participate in such financing and given at least 45 days to consider such investment, which shall be on terms no less favorable than those offered to the other investors (and shall include a provision for the benefit of such holder substantially identical to this subsection (b)), and (3) such holder fails to invest in such financing an amount equal to the lesser of (x) $500,000 or (y) the amount invested by existing holders of Preferred Stock other than such holder multiplied by a fraction, the numerator of which is the number of shares of Preferred Stock held by such holder and the denominator of which is the number of shares of

Preferred Stock held by all holders of Preferred Stock, (ii) may not be exercised by any holder of Preferred Stock other than Connecticut Innovations, Inc. ("CII") unless CII has elected to exercise such right and (iii) may not be exercised by any holder of Preferred Stock other than CII if the holders of at least 66 2/3% of the outstanding Preferred Stock, not including Preferred Stock then held by CII, elect within the 120-day period referred to in this Subsection 7(b) not to exercise such right. So long as the right to compel repurchase has not terminated pursuant to clause (i) of the preceding sentence, this Subsection 7(b) may not be amended without the consent of CII.

     (c) In order to exercise the right of redemption provided for in Subsection 7(a) or 7(b) above, each holder of Preferred Stock electing to redeem such Preferred Stock shall give the Corporation at least 45 days written notice of such election and the Corporation shall pay such holder the redemption price for the shares to be redeemed within 15 days after the expiration of such 45-day period. As soon as practicable after receipt of the redemption price by such holder, the holder shall surrender his or its certificate or certificates representing the shares to be redeemed at the principal office of the Corporation. If, in the case of a redemption pursuant to Subsection 7(a), less than all shares represented by such certificate or certificates are redeemed, the Corporation shall issue a certificate for the unredeemed shares. The Corporation shall give all holders of Preferred Stock prompt notice of any written notice of election of redemption it receives. Following any redemption hereunder, unless there shall be a default in payment of the redemption price, all rights of each holder with respect to shares of Preferred Stock redeemed shall cease (except the right to receive the redemption price without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such shares of Preferred Stock shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

     (d) For the purpose of determining whether funds are legally available for redemption of shares of Preferred Stock as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. If on any date on which shares of Preferred Stock are to be redeemed funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Preferred Stock required to be redeemed as provided herein on such date or within 45 days thereafter, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Preferred Stock held by each holder of Preferred Stock then electing redemption of its shares as provided herein. The redemption requirements provided herein shall be continuous, so that if on any date such requirements shall not be fully discharged, without further action by any holder of Preferred Stock, funds legally available shall be applied therefor in the order in which such redemption requirements arise until such requirements are fully discharged.

     FIFTH.  The Corporation shall have perpetual existence.

     SIXTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     EIGHTH.  1.  Actions, Suits and Proceedings Other than by or in the Right
                  ------------------------------------------------------------
of the Corporation.  The Corporation shall indemnify each person who was or is a
------------------
party or is threatened to be made a party to or otherwise becomes involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines, liability, loss and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent,
                                         ---------------
shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     2.  Actions or Suits by or in the Right of the Corporation.  The
         ------------------------------------------------------
Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to or otherwise becomes involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

     3.  Indemnification for Expenses of Successful Party.  Notwithstanding the
         ------------------------------------------------
other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he or she shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv)
                                       ---------------
an adjudication that the Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     4.  Notification and Defense of Claim.  As a condition precedent to his or
         ---------------------------------
her right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him or her for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation,
(ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or
(iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

     5.  Advance of Expenses.  Subject to the provisions of Section 6 below, in
         -------------------
the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided,
                                                                       --------
however, that the payment of such expenses incurred by an Indemnitee in advance
-------
of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and

further provided that no such advancement of expenses shall be made if it is
------- --------
determined that (i) the Indemnitee did not act in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his or her conduct was unlawful.
Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

     6.  Procedure for Indemnification.  In order to obtain indemnification or
         -----------------------------
advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum,
(c), if there are no disinterested directors, or if disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

     7.  Remedies.  The right to indemnification or advances as granted by this
         --------
Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     8.  Subsequent Amendment.  No amendment, termination or repeal of this
         --------------------
Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     9.  Other Rights.  The indemnification and advancement of expenses provided
         ------------
by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     10.  Partial Indemnification.  If an Indemnitee is entitled under any
          -----------------------
provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the

Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     11.  Insurance.  The Corporation may purchase and maintain insurance, at
          ---------
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     12.  Merger or Consolidation.  If the Corporation is merged into or
          -----------------------
consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     13.  Savings Clause.  If this Article or any portion hereof shall be
          --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14.  Definitions.  Terms used herein and defined in Section 145(h) and
          -----------
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

     15.  Subsequent Legislation.  If the General Corporation Law of Delaware is
          ----------------------
amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

     NINTH. Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation. The provisions of this Article shall become effective upon the closing of a firm commitment, underwritten public offering by the Corporation of its Common Stock (an "Initial Public Offering").

     1.  Number of Directors; Election of Directors.  The number of directors of
         ------------------------------------------
the Corporation shall not be more than thirteen nor less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation's By-Laws. Election of directors need not be by written ballot, except as and to the extent provided in the By-Laws of the Corporation.

     2.  Classes of Directors.  The Board of Directors shall be and is divided
         --------------------
into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

     3.  Terms of Office.  Each director shall serve for a term ending on the
         ---------------
date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, that each initial director in Class I
                                 --------
shall serve for a term ending on the date of the annual meeting in 2001; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2002; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2003; and provided further,
                                                           -------- -------
that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

     4.  Allocation of Directors Among Classes in the Event of Increases or
         ------------------------------------------------------------------
Decreases in the Number of Directors.  In the event of any increase or decrease
------------------------------------
in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member (subject to Section 3 above) and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.

     5.  Quorum; Action at Meeting.  A majority of the directors at any time in
         -------------------------
office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors then in office constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Certificate of Incorporation.

     6.  Removal.  Directors of the Corporation may be removed by the
         -------
stockholders only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

     7.  Vacancies.  Any vacancy in the Board of Directors, however occurring,
         ---------
including a vacancy resulting from an enlargement of the Board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

     8.  Stockholder Nominations and Introduction of Business, Etc.  Advance
         ----------------------------------------------------------
notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

     9.  Amendments to Article.  Notwithstanding any other provisions of law,
         ---------------------
this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH after it shall have become effective.

     8. ELEVENTH. Until the closing of the Initial Public Offering, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Upon and after the closing of the Initial Public Offering, the stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, the Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH after it shall have become effective.

     TWELFTH. Special meetings of stockholders may be called at any time only by the Chairman of the Board of Directors, the President or the Board of Directors. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH after it shall have become effective.

     THIRTEENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article THIRTEENTH.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Incorporation to be signed by its President and Chief Executive Officer this 21st day of June, 2000.

                              PROTON ENERGY SYSTEMS, INC.

                              By:   /s/ Walter W. Schroeder
                                 --------------------------------------
                                 Walter W. Schroeder
                                 President and Chief Executive Officer

ATTEST:


/s/ Lawrence C. Moulthrop, Jr.
------------------------------
Lawrence C. Moulthrop, Jr.
Secretary